Exhibit 99.1

2U, Inc. Reports Fourth Quarter and Full Year 2014 Financial Results

— Year-over-year Adjusted EBITDA loss improves 83 percent for fourth quarter and 30 percent for full year 2014 —

LANDOVER, Md., February 26, 2015 — 2U, Inc. (NASDAQ: TWOU), a leading provider of cloud-based software-as-a-service technology fused with technology-enabled services that enable leading nonprofit colleges and universities to deliver their high-quality degree programs online, today reported financial and operating results for the quarter and year ended December 31, 2014.

Fourth Quarter 2014 Results

•                  Revenue was $30.8 million, an increase of 24 percent from $24.8 million in the fourth quarter of 2013.

•                  Net loss attributable to common stockholders was $(4.0) million, or $(0.10) per share, compared to $(5.3) million, or $(0.70) per share, in the fourth quarter of 2013.

•                  Adjusted net loss was $(2.0) million, or $(0.05) per pro forma share compared to $(4.5) million, or $(0.14) per pro forma share, in the fourth quarter of 2013.

•                  Adjusted EBITDA loss was $(0.6) million, compared to a loss of $(3.2) million in the fourth quarter of 2013.

Full Year 2014 Results

•                  Revenue was $110.2 million, an increase of 33 percent from $83.1 million in 2013.

•                  Net loss attributable to common stockholders was $(29.1) million, or $(0.91) per share, compared to $(28.3) million, or $(3.81) per share, in 2013.

•                  Adjusted net loss was $(20.8) million, or $(0.55) per pro forma share compared to $(25.6) million, or $(0.83) per pro forma share, in 2013.

•                  Adjusted EBITDA loss was $(14.8) million, compared to a loss of $(21.2) million in 2013.

“2014 was a milestone year for 2U,” said Chip Paucek, 2U’s Chief Executive Officer and Co-Founder. “We successfully completed our IPO, delivered better than 30 percent year-over-year growth in revenue and improvement in Adjusted EBITDA loss, and the stellar outcomes from our clients’ students are clearly showing that this form of online education is as good as, and in some cases better than, on-campus education.

Paucek added, “Our guidance for 2015 is another step on the path to demonstrating that there will be a strong correlation between positive outcomes for our clients’ students and our long-term financial success. At the mid-point of full-year guidance, we’re expecting revenue to increase by approximately 31 percent and Adjusted EBITDA loss to improve by approximately 22 percent, year over year. We remain on a clear path to profitability as we continue to work with our expanding group of clients to change the perceptions of what online education can be.”

Recent Program Related Development

In February 2015, the University of North Carolina at Chapel Hill’s Kenan-Flagler Business School, which is 2U’s third client, elected as part of a broader amendment to their existing contract, to extend the initial term of that agreement for an additional 10 years.  With this amendment, Kenan-Flagler’s contract with 2U now extends to 2030.

For the most current list of 2U’s programs and program offerings, please visit the company’s investor website at http://investor.2u.com.

Financial Outlook

Based on information available as of today, 2U is issuing the following guidance for first quarter and full year of 2015.

(in millions, except share and per share amounts)	1Q 2015	FY 2015
Revenue	$33.3-$33.8	$143.1-$145.6
Adjusted Net Loss	$(4.5)-$(4.2)	$(21.1)-$(19.1)
Adjusted Net Loss per Common Share	$(0.11)-$(0.10)	$(0.50)-$(0.46)
Weighted Average Common Shares	41.1	41.8
Adjusted EBITDA Loss	$(2.7)-$(2.4)	$(12.6)-$(10.6)
Stock-Based Compensation Expense	$2.2 - $2.4	$12.8 –$13.6

The company expects that of 2015 revenue, 46 to 47 percent should be recognized in the first half of the year. It also expects the Adjusted EBITDA loss margin to be (14) to (13) percent for the first half of 2015, and (4) to (2) percent for the second half of the year. Note that cost seasonality in the fourth quarter typically improves margins in the second half of each year so second half margins should not be viewed as a run rate for the first half of the following year.

Non-GAAP Measures

To supplement the company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, we use adjusted net loss and adjusted EBITDA loss, which are non-GAAP financial measures. Additionally, we calculate adjusted net loss per common share using pro forma weighted average common shares.

Adjusted net loss is defined as net loss attributable to common stockholders before preferred stock accretion, the warrant expense portion of net interest income (expense), and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Adjusted EBITDA loss is defined as net loss before net interest income (expense), taxes, depreciation and amortization, and stock-based compensation expense. Some or all of these items may not be applicable in any given reporting period.

Pro forma weighted average common shares are defined as the company’s weighted average common shares outstanding calculated as though the conversion of preferred shares to common shares, which occurred upon the closing of our initial public offering, had occurred on January 1, 2013.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in the company’s financial statements.  These non-GAAP measures are key metrics the company’s management uses to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes.  These measures also provide useful information to investors relating to 2U’s financial condition and results of operations.  These financial measures are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.  In addition, these financial measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

For more information on 2U’s non-GAAP financial measures and reconciliations of such measures to the nearest GAAP measures, please see the reconciliation tables on the last page of this press release under the heading “Reconciliation of Non-GAAP Measures”. 2U urges investors to review these reconciliations and not to rely on any single financial measure to evaluate the company’s business.

Conference Call Information

What:	2U, Inc.’s fourth quarter and full year 2014 financial results conference call

When:	Thursday, February 26, 2015

Time:	5:00 p.m. ET

Live Call:	(877) 359-9508

Webcast:	To access the live webcast, please visit http://investor.2u.com

About 2U, Inc. (NASDAQ: TWOU)

2U partners with leading colleges and universities to deliver the world’s best online degree programs so students everywhere can reach their full potential. Our cloud-based software-as-a-service platform provides schools with the comprehensive operating infrastructure they need to attract, enroll, educate, support and graduate students globally. Blending live face-to-face classes, dynamic course content and real-world learning experiences, 2U’s No Back Row™ approach ensures that every qualified student can experience the highest quality university education for the most successful outcome.

To learn more, go to 2U.com. Be sure to follow us on LinkedIn (http://www.linkedin.com/company/2u), Twitter (http://twitter.com/2Uinc) and Facebook (http://www.facebook.com/2u).

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding future results of the operations and financial position of 2U, Inc., including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, our failure to attract new colleges and universities as clients; our failure to acquire qualified students for our clients’ programs; failure of clients’ students to remain enrolled in their programs; loss, or material underperformance, of any one client; our ability to compete against current and future competitors; disruption to, or failure of, our platform; and data privacy or security breaches. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our final prospectus for our initial public offering, dated March 27, 2014, and subsequent current and periodic reports filed with the Securities and Exchange Commission.  Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

Media Contact:  Doug Gunster, Senior Director, Communications, 2U, Inc. (301) 892-4557 dgunster@2u.com

Investor Relations Contact:  Alex Makler, Director of Investor Relations, 2U, Inc. (301) 892-4543 amakler@2u.com

###

2U, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31,
	2014	2013
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,929	$7,012
Accounts receivable, net	350	1,835
Advance to clients, current	—	581
Prepaid expenses	2,709	1,763
Total current assets	89,988	11,191
Property and equipment, net	6,755	5,231
Capitalized content development costs, net	13,155	8,904
Advance to clients, non-current	1,675	—
Other non-current assets	1,466	3,326
Total assets	$113,039	$28,652
Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,293	$5,089
Accrued expenses and other current liabilities	17,138	12,025
Deferred revenue	1,906	1,266
Refunds payable	2,431	1,831
Total current liabilities	23,768	20,211
Rebate reserve	639	1,571
Other non-current liabilities	621	847
Total liabilities	25,028	22,629
Commitments and contingencies
Redeemable convertible preferred stock:
Redeemable convertible Series A preferred stock, $0.001 par value, 0 and 10,033,976 shares authorized, issued and outstanding as of December 31, 2014 and 2013, respectively	—	12,384
Redeemable convertible Series B preferred stock, $0.001 par value, 0 and 5,057,901 shares authorized, issued and outstanding as of December 31, 2014 and 2013, respectively	—	22,210
Redeemable convertible Series C preferred stock, $0.001 par value, 0 and 4,429,601 shares authorized, issued and outstanding as of December 31, 2014 and 2013, respectively	—	32,405
Redeemable convertible Series D preferred stock, $0.001 par value, 0 shares authorized, issued and outstanding as of December 31, 2014; 4,069,352 shares authorized, 3,979,730 shares issued and outstanding as of December 31, 2013	—	31,048
Total redeemable convertible preferred stock	—	98,047
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of December 31, 2014; 0 shares authorized, issued and outstanding as of December 31, 2013	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 40,735,069 shares issued and outstanding as of December 31, 2014; 60,000,000 shares authorized, 7,629,133 shares issued and outstanding as of December 31, 2013	41	8
Additional paid-in capital	216,818	7,817
Accumulated deficit	(128,848)	(99,849)
Total stockholders’ equity (deficit)	88,011	(92,024)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$113,039	$28,652

2U, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Revenue	$30,756	$24,803	$110,239	$83,127
Costs and expenses:
Servicing and support	7,012	6,202	26,858	22,718
Technology and content development	5,403	6,528	22,621	19,472
Program marketing and sales	16,296	13,226	65,218	54,103
General and administrative	5,973	4,046	23,420	14,840
Total costs and expenses	34,684	30,002	138,117	111,133
Loss from operations	(3,928)	(5,199)	(27,878)	(28,006)
Other income (expense):
Interest expense	(119)	15	(1,213)	27
Interest income	30	5	92	26
Total other income (expense)	(89)	20	(1,121)	53
Loss before income taxes	(4,017)	(5,179)	(28,999)	(27,953)
Income tax expense	—	—	—	—
Net loss	(4,017)	(5,179)	(28,999)	(27,953)
Preferred stock accretion	—	(86)	(89)	(347)
Net loss attributable to common stockholders	$(4,017)	$(5,265)	$(29,088)	$(28,300)
Net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.70)	$(0.91)	$(3.81)
Weighted average common shares outstanding, basic and diluted	40,577,087	7,528,940	32,075,107	7,432,055

2U, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31,
	2014	2013	2012
	(unaudited)
Cash flows from operating activities
Net loss	$(28,999)	$(27,953)	$(23,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,572	4,335	2,869
Stock-based compensation expense	7,527	2,426	1,395
Amortization of deferred financing costs	—	—	74
Change in the fair value of the Series D redeemable convertible preferred stock warrants prior to conversion	695	(33)	(22)
Loss on impairment and disposal of long-lived assets	—	811	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,485	(1,587)	1,142
Advances to clients	(1,094)	415	—
Prepaid expenses	(946)	(939)	(24)
Related party receivable	—	265	(265)
Other assets	779	(1,384)	(133)
Accounts payable	(2,565)	1,894	1,328
Accrued expenses and other current liabilities	5,597	4,986	1,047
Deferred revenue	640	530	(5,002)
Refunds payable	600	603	159
Rebate reserve	(932)	(320)	240
Other liabilities	(44)	269	120
Net cash used in operating activities	(11,685)	(15,682)	(20,185)
Cash flows from investing activities
Expenditures for property and equipment	(3,803)	(2,367)	(2,275)
Capitalized content development cost expenditures	(7,150)	(5,213)	(2,578)
Other investing activities	(29)	(56)	(362)
Net cash used in investing activities	(10,982)	(7,636)	(5,215)
Cash flows from financing activities
Proceeds from issuance of common stock, net of offering costs	100,302	—	—
Proceeds from exercise of stock options	2,282	325	611
Proceeds from revolving line of credit	5,000	—	—
Payment on revolving line of credit	(5,000)	—	—
Repurchase of common shares	—	(179)	—
Proceeds from issuance of Series D redeemable convertible preferred stock, net of issuance costs	—	4,994	26,021
Net cash provided by financing activities	102,584	5,140	26,632
Net increase (decrease) in cash and cash equivalents	79,917	(18,178)	1,232
Cash and cash equivalents, beginning of period	7,012	25,190	23,958
Cash and cash equivalents, end of period	$86,929	$7,012	$25,190

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of net loss attributable to common stockholders to adjusted net loss for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net loss attributable to common stockholders	$(4,017)	$(5,265)	$(29,088)	$(28,300)
Adjustments:
Changes in the fair value of the warrant to purchase Series D redeemable convertible preferred stock	—	(15)	695	(33)
Accretion of deferred preferred stock offering costs	—	86	89	347
Stock-based compensation expense	2,041	719	7,527	2,426
Total adjustments	2,041	790	8,311	2,740
Adjusted net loss	$(1,976)	$(4,475)	$(20,777)	$(25,560)

The following table presents a reconciliation of net loss to adjusted EBITDA loss for each of the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Net loss	$(4,017)	$(5,179)	$(28,999)	$(27,953)
Adjustments:
Interest expense	119	(15)	1,213	(27)
Interest income	(30)	(5)	(92)	(26)
Depreciation and amortization expense	1,332	1,253	5,572	4,335
Stock-based compensation expense	2,041	719	7,527	2,426
Total adjustments	3,462	1,952	14,220	6,708
Adjusted EBITDA (loss)	$(555)	$(3,227)	$(14,779)	$(21,245)

Key Financial Performance Metrics

(unaudited)

Platform Revenue Retention Rate

The following table sets forth our platform revenue retention rate for the periods presented, as well as the number of programs included in the platform revenue retention rate calculation.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Platform revenue retention rate	109.0%	142.0%	112.4%	144.4%
Number of programs included in comparison (1)	8	4	4	4

(1) Reflects the number of programs operating both in the reported period and in the prior year comparative period.

Full Course Equivalent Enrollments

The following table sets forth the full course equivalent enrollments and average revenue per full course equivalent enrollment in our clients’ programs for the last nine quarters.

	Q4 ‘12	Q1 ‘13	Q2 ‘13	Q3 ‘13	Q4 ‘13	Q1 ‘14	Q2 ‘14	Q3 ‘14	Q4 ‘14
Full course equivalent enrollments in our clients’ programs	6,332	7,650	6,950	7,673	9,065	9,809	9,331	10,389	11,505

Average revenue per full course equivalent enrollment in our clients’ programs	$2,593	$2,501	$2,689	$2,672	$2,736	$2,685	$2,652	$2,734	$2,673